UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 23, 2020, Arcturus Therapeutics Holdings Inc., or the Company, entered into a binding term sheet with the Israeli Ministry of Health, or MUH, to supply the Company’s COVID-19 vaccine candidate, LUNAR-COV19 to the MUH. The parties intend to finalize a comprehensive supply agreement within 30 days, after which time, if the Supply Agreement has not been completed, the binding term sheet will continue on a non-binding basis.

The final LUNAR-COV19 supply terms are subject to the negotiation and finalization of a definitive supply agreement and will be subject to various customary terms and conditions.

The definitive supply agreement is expected to provide that the MUH will purchase a minimum number of LUNAR-COV19 doses and a specified maximum number of doses. If the maximum number of doses is supplied by the Company, the aggregate total payments for the specified LUNAR-COV19 doses will be $275 million. Dose prices are not contingent on the final approved dosage level.

The definitive supply agreement is expected to set forth a payment schedule which provides for a significant initial payment to the Company, upon, among other potential triggers, the initiation of dosing of an expansion cohort as permitted by the Singapore Health Sciences Authority during the phase 1/2 clinical trial in Singapore, which is expected to occur in July or August of 2020. Additional payments are required upon final regulatory clearance in at least one specified jurisdiction and delivery and, in certain cases, a deposit will be required to maintain dose priority.

Forward Looking Statements

This summary contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this summary, including those regarding the Company’s efforts to develop a vaccine against COVID-19, and therapeutic potential thereof, based on the Company’s mRNA therapeutics, the ability of the Company to scale up manufacturing of vaccine doses, the timing of the entry into a supply agreement with the State of Israel , the actual entry into a supply agreement with the State of Israel, the expected terms and conditions of the supply agreement with the State of Israel, approval of the vaccine against COVID-19 by the Ministry of Health in Israel and other jurisdictions and the impact of general business and economic conditions are forward-looking statements. Arcturus may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed under the heading "Risk Factors" in Arcturus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020 and in subsequent filings with, or submissions to, the SEC. No assurances can be given that any results reported in pre-clinical studies can be replicated in further studies or in human beings, or that a vaccine can or will ever be developed or approved using the Company’s technology. Except as otherwise required by law, Arcturus disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: July 23, 2020

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer